Exhibit 99.1
News Release
For Immediate Release

Company Contacts:
Quest Resource Corporation	Pinnacle Gas Resources, Inc.
Jack Collins, Investor Relations	Peter G. Schoonmaker, President & CEO
Phone: (405) 702-7460	Ronald T. Barnes, Chief Financial Officer
Phone: (405) 702-7460	(307) 673-9710
Website: www.qrcp.net	Website: www.pinnaclegas.com
Quest Resource Corporation and
Pinnacle Gas Resources, Inc. Announce Amendment to Merger Agreement
OKLAHOMA CITY — February 6, 2008 — Quest Resource Corporation (NASDAQ: QRCP) and Pinnacle Gas Resources, Inc. (NASDAQ: PINN) announced today that their boards of directors have unanimously approved an amendment to their previously announced stock-for-stock merger and that the companies have signed an amended and restated merger agreement.
Under the terms of the amended and restated merger agreement, Pinnacle stockholders will receive 0.5278 shares of Quest common stock for each share of Pinnacle common stock they own. It is anticipated that Quest’s current stockholders will own approximately 60.5 percent of Quest following the merger and Pinnacle’s current stockholders will own the remaining approximately 39.5 percent. Under the previous exchange ratio, the Pinnacle stockholders would have received 0.6584 shares of Quest common stock for each share of Pinnacle common stock they own, resulting in Pinnacle’s current stockholders owning approximately 45 percent of the combined company.
In addition, the amended and restated merger agreement reduced the size of the board of directors of the combined company from seven to six, with four designated by Quest and two designated by Pinnacle. All of the Quest directors, who hold approximately 12.8% of the outstanding shares of Quest, have executed a support agreement with Pinnacle in which they have agreed to vote their Quest shares of common stock in favor of issuance of Quest shares of common stock in connection with the merger.
Quest initiated discussions on reducing the previously agreed upon exchange ratio after reviewing updated Pinnacle financial forecasts, including sensitivity analyses, requested by Quest. The Pinnacle board of directors agreed to the reduction based on its view an adjustment would enhance Quest shareholder support for the merger while remaining attractive and in the best interests of Pinnacle’s stockholders. With the downward revision, Quest agreed to other changes in the merger agreement that enhance Pinnacle’s deal protections. Peter G. Schoonmaker, Pinnacle’s President and Chief Executive Officer, said “We remain committed to this strategic combination and the benefits of a combined company’s broader geographic diversification of assets and deeper technical expertise.”
“Quest continues to be excited by the opportunity to combine our operations with Pinnacle. All of the reasons that originally caused us to enter into the merger agreement with Pinnacle remain in place. The combination will create a geographically diversified, CBM-focused company with significant reserve potential. In addition, Pinnacle will provide the combined company with significant unconventional resource opportunities that can be developed to support the growth of Quest Energy Partners, L.P.,” said Jerry D. Cash, Quest’s Chairman, President and Chief Executive Officer.
Quest will file a preliminary joint proxy statement/prospectus for the merger with the Securities and Exchange Commission on February 6, 2008. The document contains additional information about the changes to the merger agreement and the reasons Quest and Pinnacle agreed to revise the terms of the merger agreement.
Additional Information about the Merger
As a result of the merger, Pinnacle will survive as a wholly owned subsidiary of Quest. Quest will continue to be listed on the Nasdaq Stock Market. The merger is subject to various conditions, including approval of the stockholders of both Quest and Pinnacle and other customary conditions. It is anticipated that the closing of the merger will occur in the first or second quarter of 2008.
About Quest Resource Corporation
Quest Resource Corporation is a fully integrated E&P company that owns 100% of the general partner and a 57% limited partner interest in Quest Energy Partners, L.P. and 85% of the general partner and a 36% limited partner interest in Quest Midstream Partners, L.P. Quest Resource operates and controls Quest Energy Partners and Quest

Midstream Partners through its ownership of their general partners. For more information, visit the Quest Resource website at www.qrcp.net.
Quest Energy Partners, L.P. was formed by Quest Resource Corp. to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. The Partnership owns more than 2,000 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma and holds a drilling inventory of nearly 2,300 locations. For more information, visit the Quest Energy Partners website at www.qelp.net.
Quest Midstream Partners, L.P. was formed by Quest Resource Corp. to acquire and develop transmission and gathering assets in the midstream natural gas and oil industry. The partnership owns more than 1,800 miles of natural gas gathering pipelines and over 1,100 miles of interstate natural gas transmission pipelines in Oklahoma, Kansas, and Missouri. For more information, visit the Quest Midstream Partners website at www.qmlp.net.
About Pinnacle Gas Resources, Inc.
Pinnacle Gas Resources, Inc. is an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves. It focuses on the development of coalbed methane (CBM) properties located in the Rocky Mountain region. Pinnacle holds CBM acreage in the Powder River Basin in northeastern Wyoming and southern Montana as well as in the Green River Basin in southern Wyoming. As of December 31, 2007, Pinnacle owned natural gas and oil leasehold interests in approximately 494,000 gross (316,000 net) acres, approximately 94% of which are undeveloped. At December 31, 2006, Pinnacle had estimated net proved reserves of 20.3 Bcf. Pinnacle Gas Resources was founded in 2003 and is headquartered in Sheridan, Wyoming. For more information, visit the Pinnacle Resource website at www.pinnaclegas.com.
Advisors
Quest’s financial advisor for the merger is Friedman, Billings, Ramsey & Co., Inc.; its principal legal advisor is Stinson Morrison Hecker LLP. Pinnacle’s financial advisor is Jefferies Randall & Dewey, a division of Jefferies & Company, Inc., and its principal legal advisor is Andrews Kurth LLP.
Forward-Looking Statements and Additional Information
Opinions, forecasts, projections or statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although each of Quest and Pinnacle believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results may differ materially due to a variety of factors, including without limitation: the uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out each company’s anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition, general market conditions, and other risks detailed in Quest’s and Pinnacle’s filings with the Securities and Exchange Commission (SEC). You can find Quest’s filings with the SEC at www.qrcp.net or at www.sec.gov and Pinnacle’s filings with the SEC at www.pinnaclegas.com or at www.sec.gov. By making these forward-looking statements, neither Quest nor Pinnacle undertakes any obligation to update these statements for revisions or changes after the date of this release.
QUEST AND PINNACLE WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING QUEST, PINNACLE AND THE MERGER. A DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WILL BE SENT TO SECURITY HOLDERS OF QUEST AND PINNACLE SEEKING THEIR APPROVAL OF THE MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT

BECOMES AVAILABLE AND OTHER DOCUMENTS FILED BY QUEST AND PINNACLE WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV.
THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO QUEST) MAY ALSO BE OBTAINED FOR FREE FROM QUEST BY DIRECTING A REQUEST TO QUEST RESOURCE CORP, 210 PARK AVENUE, SUITE 2750, OKLAHOMA CITY, OKLAHOMA, ATTENTION JACK COLLINS; TELEPHONE: (405) 702-7460; E-MAIL: JCOLLINS@QRCP.NET.
THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND SUCH OTHER DOCUMENTS (RELATING TO PINNACLE) MAY ALSO BE OBTAINED FOR FREE FROM PINNACLE BY DIRECTING A REQUEST TO PINNACLE GAS RESOURCES, INC., I E. ALGER, SHERIDAN, WYOMING 82801, ATTENTION: RONALD BARNES; TELEPHONE: (307) 673-9710; E-MAIL: RBARNES@PINNACLEGAS.COM.
Quest, its directors and executive officers, certain members of its management and certain of its employees may be considered “participants in the solicitation” of proxies from Quest’s stockholders in connection with the merger. Information regarding such persons and a description of their interest in the merger will be contained in the joint proxy statement/prospectus when it is filed with the SEC. Information concerning beneficial ownership of Quest stock by its directors and certain of its executive officers is included in its proxy statement dated May 8, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.
Pinnacle, its directors and executive officers, certain members of its management and certain of its employees may be considered “participants in the solicitation” of proxies from Pinnacle’s stockholders in connection with the merger. Information regarding such persons and a description of their interest in the merger will be contained in the joint proxy statement/prospectus when it is filed with the SEC. Information concerning beneficial ownership of Pinnacle stock by its directors and certain of its executive officers is included in Amendment No. 7 to Pinnacle’s registration statement on Form S-1 (File No. 333-133983) dated September 27, 2007 and subsequent statements of changes in beneficial ownership on file with the SEC.